Exhibit 5.1

February 24, 2014

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, California 95134-1706

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Cisco Systems, Inc., a California corporation (the “Company”), on or about February 24, 2014 with the United States Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time by the Company of one or more series of its debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), with an indeterminate aggregate principal amount of the Debt Securities as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Debt Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus. In rendering this opinion, we have examined the following:

(1)	Restated Articles of Incorporation of the Company, as filed with the California Secretary of State on January 18, 2001 and certified by the California Secretary of State on February 12, 2014 (the “Articles”);

(2)	Amended and Restated Bylaws of the Company, as adopted on October 3, 2012 and certified to us by the Company in the Management Certificate (as defined below) (the “Bylaws”);

(3)	the Registration Statement (together with the exhibits filed as part thereof);

(4)	the Prospectus;

(5)	the minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) pursuant to which the Articles and the Bylaws were approved and adopted and the resolutions of the Board and the Finance Committee of the Board (the “Finance Committee”) pursuant to which, the approval of the filing of the Registration Statement and other related matters were approved or adopted (the “Resolutions”) that have been delivered to us by, and certified to us by, the Company for the purposes of rendering this opinion;

(6)	the form of Indenture that was filed with the Registration Statement;

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations; and

(8)	Certificate of Status as to the Company issued by the California Secretary of State and dated as of February 18, 2014 (the “California Good Standing Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof (other than the due authorization of the documents described above by the Company). We have also assumed that, if and to the extent that the Debt Securities will be issued in certificated form, the certificates or instruments representing the Debt Securities will be, when issued, properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby.

In rendering this opinion, we have examined such matters as we have deemed necessary in order to render this opinion, including our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than (i) the currently existing laws of the United States of America, (ii) the currently existing laws of the State of California, and (iii) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the currently existing laws of the State of New York (the “Applicable Laws”). In connection with our opinion expressed below, we have assumed that (a) if any Debt Securities are issued, they will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit, (b) at the time of the offer, issuance and sale of any Debt Securities, the Registration Statement will be in effect and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and (c) there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities. We have also assumed that the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security and the compliance by the Company with the terms of such Debt Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of the Articles of Incorporation or the Bylaws of the Company then in effect or any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Debt Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Debt Securities to be issued. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with the Securities Act and all other applicable laws in effect from time to time.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

(c)	the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the opinion that when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company, (ii) an Indenture relating to such Debt Securities in the form filed with or incorporated by reference into the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued, sold and delivered in the manner and for the consideration stated in any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of Debt Securities under the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

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